Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of STAK Inc. and its subsidiaries (the “Company”) of our report dated October 31, 2025, relating to our audits of the consolidated financial statements of the Company for the three years ended June 30, 2025, 2024 and 2023, appearing in the Company’s Annual Report on Form 20-F for the year ended June 30, 2025.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC

Houston, Texas

November 5, 2025